SRSplus Partner Agreement

(Updated September 2009)

This SRSPLUS PARTNER AGREEMENT, together with the accompanying Schedules and the SRSplus Partner Sign-up Form (collectively referred to as this "Agreement"),is by and between TLDS L.L.C., a Delaware limited liability company, d/b/a SRSplus ("SRSplus", "we", "us" and "our" being construed accordingly), and your organization, as identified by you on the SRSplus Partner Sign-up Form, as applicant for the provision of services to be provided ("Partner", "you", "your" and "yours" being construed accordingly), and is effective as of the date of submission of the SRSplus Partner Sign-up Form (the "Effective Date").

Introduction

This Agreement explains our obligations to you and your obligations to us in relation to the SRSplus services you purchase from us. By purchasing or otherwise applying for SRSplus services, you agree to establish an account with us for such services. When you use your account or permit someone else to use your account to purchase or otherwise acquire access to additional SRSplus services or to modify or cancel your SRSplus services (even if we were not notified of such authorization), this Agreement as amended covers any such services or actions.

Sections 1 through 13 in this Agreement apply to any and all SRSplus services that you purchase. The terms and conditions set forth in the Schedules of this Agreement apply only for those services purchased by you. In the event of any inconsistency between the terms of Sections 1 through 13 and any terms in the Schedules, the terms of the Schedules shall control with regard to the applicable SRSplus service. You acknowledge and agree that some or all of the services you purchase or receive from us may be provided by one or more vendors, contractors or affiliates selected by SRSplus in its sole discretion.

In consideration for the mutual promises contained in this Agreement, you and we each agree as follows:

1. Your Responsibilities

   1.1 You may make services provided to you by SRSPplus available to your affiliates, partners or resellers of the services (collectively, "Your Partners") and your customers, subject to requiring Your Partners' and customers' to agree to and comply with the terms and conditions of this Agreement and other agreements and policies as later referenced in this Agreement including, but not limited to, the Services Agreement referenced in Section 2 below), SRSplus Terms of Service, and SRSplus Privacy Policy . You acknowledge and agree that you will be responsible for ensuring Your Partners' and customers' compliance with the terms and conditions of this Agreement and shall be responsible for any liability resulting from Your Partners' and customers' noncompliance with the terms and conditions of this Agreement. You agree that Your Partners and customers who purchase services from you provided by SRSplus shall be bound by the terms of this Agreement and by the terms set forth in the Services Agreement. Where this Agreement sets forth an obligation you have with respect to Your Partners and customers, the same provision shall be applicable to Your Partners and Your Partners' customers.

   1.2 You will provide Your Partners and customers with a means for reviewing and accepting (a) the Service Agreement by and between Your Partners and your customers and Network Solutions, LLC, or its wholly owned subsidiaries ("Network Solutions"), currently in the form set forth in the Services Agreement ("Services Agreement"), or such other agreement as we may post on the SRSplus Site from time to time and (b) any other applicable policies including, but not limited to, Registrar-Registry policies for domain name registrations.

   1.3 You will ensure that each transmission by you or transaction conducted by you relating to the purchase of any services from SRSplus including, but not limited to: domain name registrations, Web hosting, security registration services, and any renewals, modifications, transfers, and other communications related to such services (each a "Communication") shall be authenticated or encrypted using such protocol as required by us, which protocol may be updated or modified from time to time on reasonable notice to you. You agree to use your password to authenticate every Communication from you to us and restrict disclosure of your password to only those employees and/or agents with a need to know. You agree to notify us within four (4) hours of learning of a breach of your password security or other security breach. Each of us agrees to employ security measures to ensure the security of data exchanged and each of us shall promptly inform the other on detection of any hacking, crawling, compromised passwords or other security breach.

   1.4 You will employ all necessary hardware, software, employees, contractors and agents with sufficient technical training and experience to respond to and fix any technical problems concerning your use of the SRSplus System in conjunction with your systems. You acknowledge and agree that you are solely responsible for the development, operation, maintenance and content of each Web site owned, hosted, or controlled by you, your customers or Your Partners through which you, your customers or Your Partners shall fulfill your obligations under this Agreement (each a "Partner Site"). Without limiting the foregoing, you are responsible for (a) the technical operation of each Partner Site and related equipment; and (b) ensuring that the contents of each Partner Site are not libelous or illegal and do not infringe any intellectual property rights or other rights of any person or entity. You will regularly maintain each Partner Site so that its contents are current, accessible and in good taste.

   1.5 You agree that you shall comply with all applicable federal, state and local laws, regulations, ordinances and codes in connection with your performance under this Agreement.

 1.6. You agree that you will read and will comply with the SRSplus Terms of Service and Acceptable Use Policy governing the use of data and information exchanged through, and by using, the SRSplus System. The Terms of Services may be found at http://srsplus.com/policies/TermsOfService.shtml. The Acceptable Use Policy may be found at ftp://ftp.networksolutions.com/partners/Agreements/ NetworkSolutionsServiceAgreement.pdf.

   1.7 Partner is prohibited from displaying the ICANN or ICANN-Accredited Registrar logo, or from otherwise representing itself as accredited by ICANN unless it has written permission from ICANN to do so.

   1.8 Any registration agreement used by Partner shall include all registration agreement provisions and notices required by the ICANN Registrar Accreditation Agreement and any ICANN Consensus Policies, and shall identify the sponsoring registrar or provide a means for identifying the sponsoring registrar, such as a link to the InterNIC Whois lookup service.

   1.9 Partner shall identify the sponsoring registrar upon inquiry from the customer.

   1.10 Partner shall ensure that the identity and contact information provided by the customer of any privacy or proxy registration service offered or made available by Partner in connection with each registration will be deposited with SRSplus or Network Solutions or held in escrow or, alternatively, display a conspicuous notice to such customers at the time an election is made to utilize such privacy or proxy service that their data is not being escrowed. Where escrow is used, the escrow agreement will provide, at a minimum, that data will be released to SRSplus or Network Solutions in the event Partner breaches the Partner Agreement, and such breach is harmful to consumers or the public interest. In the event that ICANN makes available a program granting recognition to Partners that escrow privacy or proxy registration data as detailed above, and Partner meets any other criteria established by ICANN in accordance with its bylaws, Partner shall be permitted to apply to ICANN for such recognition.

   1.11 In the event that SRSplus or Network Solutions is obligated to provide a link to an ICANN webpage that identifies available registrant rights and responsibilities, Partner also shall be under an obligation to provide such linkage on any website it may operate for domain name registration or renewal displayed to its registrants at least as clearly as links to policies or notifications required to be displaced under ICANN Consensus Policies.

2. Our responsibilities

   2.1 Subject to our right, in our sole discretion, to suspend access to the SRSplus System at any time deemed necessary by us, we will operate the SRSplus System throughout the Term (as defined in Section 8 below) and provide you with access to the SRSplus System, enabling you to query information and to transmit Communications to the SRSplus System.

   2.2 We will provide you with software (the "Software"), registration interfaces ("Partner Manager"), and/or a set of technical specifications making up the Application Program Interface (the "API"), subject to the license grant in Section 3 below, which will enable you to develop your system to facilitate the registration of domain names and other services using the SRSplus System.

   2.3 We shall process Communications that have been properly procured and submitted by you, provided that final acceptance of all Communications, including domain name registrations, shall be made by us in our sole discretion and we reserve the right to reject any Communications. Partner agrees that we, in our sole discretion, may modify and/or terminate our service offerings at anytime.

   2.4 We will maintain SRSplus technical information and other resources, and provide you with contact information for second-level support via e-mail or telephone on the SRSplus site.

   2.5 We agree that we shall comply with all applicable federal, state and local laws, regulations, ordinances and codes in connection with our performance under this Agreement.

3. Grant of License

   3.1 We grant you a non-exclusive, non-transferable, non-sublicensable, revocable, royalty free license to (a) use the Software, API and Partner Manager in object code form only and (b) access SRSplus and Network Solutions, LLC's Domain Name lookup servers for the Term (as defined in Section 8), in accordance with the terms of this Agreement, and for no other purpose. You agree to employ adequate security measures to prevent use of the Software, API and Partner Manager for any other purpose, particularly in relation to the transmission of bulk unsolicited e-mail or data mining. We may from time to time make modifications to the Software, API and Partner Manager licensed hereunder and the terms and conditions of this Agreement shall apply equally thereto.

   3.2 Partner hereby grants SRSplus and SRSplus accepts a limited, non-exclusive, non-transferable, non-sublicensable, revocable, royalty free license in and to Partner's United States and/or foreign registered and un-registered trademarks, service marks and logos that are provided to SRSplus ("Marks") to reproduce, publicly display, transmit and broadcast Partner's Marks on the SRSplus Site and related publications for the sole purpose of identifying Partner as a distribution partner of SRSplus, subject to any style guide or instructions regarding the use or display of Partner's Marks as Partner may hereafter provide from time to time.

   3.3 Except as expressly granted in writing, all present and future rights, title and interest to a party's Marks, the Software, Partner Manager and API shall at all times be and remain the sole and exclusive property of the granting party and all goodwill arising from the use of a party's Marks, the Software, Partner Manager and API shall inure to the benefit of that party. Neither party shall do anything to undermine or challenge the validity or registrability of the other party's Marks. During the Term (as defined in Section 8), neither party shall disparage the other party's Marks or Web site, the Software, Partner Manager or API, or display any such Mark in a derogatory or negative manner.

   3.4 You acknowledge and agree that the licenses granted to you enable you to collect, record and track Your Partner and customer data and information and therefore is subject to the following additional terms and conditions: All data and information collected, recorded and tracked by using SRSplus Systems including Partner Manager and the API interface, shall become the property of SRSplus and its parent company, Network Solutions, which shall retain all right, title and interest to all such data and information.

4. Renewals

   4.1 All services purchased by you are eligible to be automatically renewed for an additional one (1) year term on their expiration date. If you opt to participate in the auto-renewal process, the applicable Registration Fees for any renewal shall be deducted from your Registration Fund (as defined in Section 5 below) on the expiration date unless your Registration Fund does not have sufficient funds to pay the applicable Registration Fees, in which case the applicable service may not be renewed until sufficient funds have been deposited into your Registration Fund or unless your credit card has been charged in accordance with the terms set forth in the applicable Schedule.

   4.2. You are solely responsible for ensuring that the services are renewed. SRSplus shall have no liability to you or any third party in connection with the renewal as described herein, including, but not limited to, any failure or errors in renewing the services. In order to process a renewal under our auto-renew service, we may use third-party vendors for the purpose of updating the expiration date and account number of your credit card on file. Such third-party vendors maintain relationships with various credit card issuers and may be able to provide us with the updated expiration date and account number for your credit card by comparing the information we have on file with the information the third-party has on file. By selecting our auto-renew service, you acknowledge and agree that we may share your credit card information with such a third-party vendor for the purpose of obtaining any update to your credit card expiration date and account number. You agree to pay all value added, sales and other taxes related to SRSplus services or payments made by you herein.

5. Payment

   5.1. As consideration for the services we provide you under the terms of this Agreement, you agree to pay SRSplus the applicable services fees set forth on our Web site at the time of your selection, or, if applicable, upon receipt of your invoice from SRSplus. All fees are due immediately and are non-refundable, except as otherwise expressly noted in one or more of the Schedules to this Agreement.

   5.2 Prior to the purchase of any services, you shall transfer to us a minimum registration fund initial payment of Two Hundred Fifty Dollars (US $250.00) to fund your pre-payment account (the "Registration Fund"). For each service you register, renew or transfer through the SRSplus System, your Registration Fund will be debited the applicable Registration Fee as set forth in the appropriate Schedules. Should the purchase of any particular service require Partner to provide a credit-card at the time of your purchase, you agree that if there are insufficient funds to debit your Registration Fund, then the applicable fee will be charged to your credit card.

   5.3. Partner shall maintain sufficient funds in its Registration Fund to cover all monthly or annual payments owed by Partner for the services purchased. If your Registration Fund reaches zero, further Domain Name Registrations, renewals or transfers or use of other services will not be available to you or be processed until such time as you replenish your Registration Fund in the manner set out in the Agreement an applicable Schedules.

6. Privacy Policy

    6.3 Our privacy statement, for services purchased is incorporated herein by reference and can be reviewed on our Web site at http://srsplus.com/policies/PrivacyPolicy.shtml. The applicable privacy statement sets forth your and rights and our responsibilities with regard to personal information gathered in connection with the services we provide. You agree that we, in our sole discretion, may modify our privacy statement. We will post such revised statement on our Web site at least thirty (30) calendar days before it becomes effective. You agree that, by using our services after modifications to the privacy statement become effective, you have agreed to these modifications. You acknowledge that if you do not agree to any such modification, you may terminate this Agreement. We will not refund any fees paid by you if you terminate your Agreement with us except as otherwise expressly provided in one or more of the Schedules attached hereto. We will not process the personal data that we collect from you in a way incompatible with the purposes and other limitations described in our privacy statement. You represent and warrant that you have provided notice to, and obtained consent from, any third party individuals whose personal data you supply to us as part of our services with regard to: (i) the purposes for which such third party's personal data has been collected, (ii) the intended recipients or categories of recipients of the third party's personal data, (iii) which parts of the third party's data are obligatory and which parts, if any, are voluntary; and (iv) how the third party can access and, if necessary, rectify the data held about them. You further agree to provide such notice and obtain such consent with regard to any third party personal data you supply to us in the future. We are not responsible for any consequences resulting from your failure to provide notice or receive consent from such individuals nor for your providing outdated, incomplete or inaccurate information.

7. Representation and Warranties and Indemnity

   7.1 Partner represents and warrants that (a) it has the right, power and authority to enter into this Agreement and to fully perform its obligations under this Agreement; (b) entering into this Agreement does not violate any agreement existing between it and any other person or entity; (c) the artwork, graphics, icons and Marks on the Partner Site does not violate or infringe any right of privacy or publicity or any other intellectual property rights or contain any libelous, defamatory, obscene or unlawful material or otherwise violate or infringe any other right of any person or entity; and (d) the information contained on the SRSplus Partner sign-up form is true and correct and Partner acknowledges and agrees that SRSplus has relied on the information provided therein in entering into this Agreement.

   7.2 Partner agrees to indemnify and hold harmless SRSplus and Network Solutions, LLC and their respective officers, directors, shareholders, licensors, related companies, employees, agents and attorneys (collectively, "Related Parties"), and each applicable Registry from and against any and all claims, damages, liabilities, costs, and expenses (including any and all legal fees) and other liabilities arising from, in connection with or related in any way to, directly or indirectly (a) any breach of any of the representations made by you under this Agreement; (b) the development, operation, maintenance and contents of the Partner site, (c) Partner's inaccurate or incomplete submissions or Communications for domain name registrations or other services to SRSplus; (d) any unauthorized representation and/or warranty made by Partner about SRSplus' services; or (e) relating to you, your customers' or Your Partners' respective domain name registration, Web hosting, or other online businesses, including, but not limited to, advertising, customer service, billing and registration processes, and any product or services of you, your customers or Your Partners. SRSplus shall notify Partner of any such claim and, at SRSplus' request, Partner shall bear full responsibility for the defense; provided, however, that (a) Partner shall keep SRSplus informed of, and consult with SRSplus in connection with, the progress of such litigation or settlement; and (b) Partner shall not have the right, without SRSplus' prior written consent (which consent shall not be unreasonably withheld), to settle any such claim.

   7.3 SRSplus represents and warrants that (a) it has the right, power and authority to enter into this Agreement and to fully perform its obligations under this Agreement; (b) entering into this Agreement does not violate any agreement existing between it and any other person or entity; and (c) it has all necessary rights in and to its Marks, Software, API and Partner Manager provided to Partner hereunder and such Marks, Software, API and Partner Manager do not violate or infringe any intellectual property rights of any third party.

   7.4 SRSplus agrees to indemnify and hold harmless Partner and its Related Parties from and against any and all claims, damages, liabilities, costs, and expenses (including any and all legal fees) and other liabilities arising from, in connection with or related in any way to, directly or indirectly any breach of any of the representations made by it in Section 7.3 above. Partner shall notify SRSplus of any such claim and, at Partners' request, SRSplus shall bear full responsibility for the defense of any such claim; provided, however, that (a) SRSplus shall keep Partner informed of, and consult with Partner in connection with, the progress of such litigation or settlement; and (b) SRSplus shall not have the right, without Partners' prior written consent (which consent shall not be unreasonably withheld), to settle any such claim.

8. Term and Termination

   This Agreement shall commence on the Effective Date and shall continue for a period of one (1) year unless otherwise mutually agreed to the parties in writing or unless earlier terminated at any time by either party giving the other not less thirty (30) days prior written notice (the "Term"). Thereafter, this Agreement shall automatically renew for successive one (1) year terms unless earlier terminated by either party giving the other not less than thirty (30) days prior written notice.

9. Consequences of Termination

   9.1 Upon expiration or termination of this Agreement, we will complete any Domain Name Registrations processed by you prior to the date of such expiration or termination, provided that you have sufficient funds in your Registration Fund to pay for any such Domain Name Registrations. In addition, you will (a) transfer all data regarding Registrants deemed necessary by us to maintain the Domain Name Registrations, and (b) either return or certify to us the destruction of all Software, API, Partner Manager and related documentation and copies of the foregoing, you have made or received under this Agreement. Except as provided herein, upon termination of this Agreement, neither of us will have any further obligations to the other hereunder, except for previously accrued rights or obligations.

   9.2 The terms of Sections 1.2, 1.6, 7.1, 7.2., 9, and 13 shall survive the termination of this Agreement. Section 11 shall survive the expiration or termination of this Agreement for a period of three (3) years, and thereafter shall be of no further force or effect.

   9.3. If you purchase SRSplus services that are sold together as a "bundled" package (e.g., you select a package that includes both domain name registration and Web hosting, as opposed to your purchasing such services separately), termination of any part of the services will result in termination of all SRSplus services provided as part of the bundled package.

   9.4. In the event of the termination of this Agreement, you agree that we may contact Your Partners and customers to register, transfer or renew their respective domain names or service any other products and services.

10. Amendments

All amendments and modifications to this Agreement shall be binding upon the parties despite any lack of consideration so long as the same shall be in writing and executed by each of the parties hereto; provided, however, that Partner acknowledges and agrees that SRSplus shall have the right to amend or restate this Agreement by posting amendments on the SRSplus site if such amendment or restatement is applied to substantially all of the participants in the SRSplus partner program. Partner acknowledges that unilateral amendments by SRSplus posted on its Web site may be necessary from time to time as a result of changes to applicable laws, regulations and/or agreements concerning internet governance and Domain Name registrations generally. Any such amendment or restatement shall be effective thirty (30) days after posting. If Partner chooses not to comply, or is unable to comply, with any amendment or restatement effected pursuant to this Section 11, Partner shall have the right to terminate this agreement at any time during such thirty (30) day period, thereafter Partner shall be bound by the terms and conditions of the revised agreement. If Partner does not comply with any such amendment or restatement within such thirty (30) day period, SRSplus shall have the right to immediately terminate this Agreement. Please check the SRSplus Web site regularly to be sure that you have seen the most current version of this Agreement.

11. Confidentiality

   11.1 The parties acknowledge and agree that by reason of their relationship hereunder that they will have access to and acquire knowledge from material, data, systems and other information concerning the operation, business, projections, market goals, financial affairs, products, services, customers and intellectual property rights of the other party that that may not be accessible or known to the general public ("Confidential Information"). Confidential Information shall include, but not be limited to, (a) the terms of this Agreement; (b) any and all information regarding or related to any software utilized by the parties to create, operate or perform their respective obligations hereunder, including, but not limited to, the Software, API, Partner Manager and the Domain Name lookup service; and (c) any information which concerns technical details of operation of any of the SRSplus services offered hereunder.

   11.2 Each party receiving Confidential Information (the "Receiving Party") agrees to maintain all such Confidential Information received from the other party (the "Disclosing Party"), both orally and in writing, in confidence and agrees not to disclose or otherwise make available such Confidential Information to any third party without the prior written consent of the Disclosing Party. The Receiving Party shall not reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody Confidential Information and which are provided to the Receiving Party hereunder. Whenever requested by the Disclosing Party, the Receiving Party shall immediately return to the Disclosing Party all manifestations of the Confidential Information or, at the Disclosing Party's option, shall destroy all such Confidential Information as the Disclosing Party may designate. The Receiving Party's obligation of confidentiality shall survive this Agreement for a period of three (3) years from the date of its termination or expiration and thereafter shall terminate and be of no further force or effect

12. Limitation of Liability and Disclaimers

   12.1 The parties agree that except for amounts payable under Sections 11 (Confidentiality) and 7 (Representation and Warranties and Indemnity) hereunder, a party's entire liability and exclusive remedy arising out of this Agreement is solely limited to the amounts paid by Partner to SRSplus hereunder. Neither party shall be liable for any indirect, special, consequential, exemplary, punitive or other indirect damages (including, but not limited to, loss of revenue or anticipated profits or loss of business), whether arising from a breach of this Agreement, negligence or otherwise.

   12.2 THE SOFTWARE, THE API, PARTNER MANAGER AND SERVICES ARE PROVIDED TO PARTNER AND YOUR PARTNERS "AS-IS" AND "AS AVAILABLE" WITHOUT ANY WARRANTIES WHATSOEVER, AND SRSPLUS EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR INFRINGEMENT, AS WELL AS ANY WARRANTIES ALLEGED TO HAVE ARISEN FROM CUSTOM, USAGE OR PAST DEALINGS BETWEEN THE PARTIES. SRSPLUS SPECIFICALLY DISCLAIMS ANY WARRANTIES RELATED TO OR IN CONNECTION WITH THE PRODUCTS, SERVICES AND PERFORMANCE OF THIRD PARTIES, AND SHALL NOT BE RESPONSIBLE FOR ANY FAILURE TO DELIVER SERVICES RESULTING FROM FACTORS OUTSIDE OF SRSPLUS' CONTROL, INCLUDING, BUT NOT LIMITED TO, ANY ACTS OF NON-PERFORMANCE BY THIRD PARTIES OR FOREIGN GOVERNMENTS. PARTNER ASSUMES TOTAL RESPONSIBILITY FOR ITS USE OF ANY THIRD PARTY SERVICES PROVIDED HEREUNDER REGARDLESS OF WHETHER PARTNER IS AWARE THAT ANY SUCH SERVICE IS PROVIDED BY A THIRD PARTY. FURTHER, SRSPLUS MAKES NO REPRESENTATIONS THAT A REQUEST FOR OR RESERVATION OF A DOMAIN NAME WILL BE SUCCESSFULLY PROCESSED OR THAT A DOMAIN NAME WILL BE REGISTERED.

13. General

   13.1 The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, joint venture or partnership between the Parties or to impose any partnership obligation or liability upon either Party. Each Party shall bear its own expenses in performing this Agreement.

   13.2 The Parties agree that this contract is made and performed in Fairfax County, Virginia, USA. This Agreement shall be governed and construed in accordance with the law of the Commonwealth of Virginia, except the Uniform Computer Information Transactions Act, without reference to conflict of law principles. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. The Parties agree that jurisdiction and venue for any matter arising out of or pertaining to this Agreement shall be proper only in the state and federal courts located in Fairfax County and the Eastern District of the Commonwealth of Virginia, United States of America.

   13.3 Partner many not assign this Agreement or any of our rights, interests or obligations hereunder without the prior written approval of SRSplus, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the event either party hereto assigns this Agreement as a result of a sale of all or substantially all of the assets of such party pursuant to a merger, consolidation or otherwise. Provided further however, that if in the event Partner is acquired by or merged into a direct competitor of SRSplus, or Network Solutions, LLC. and its wholly owned subsidiaries, SRSplus shall have the right to terminate this Agreement immediately within thirty (30) days of notice of any such acquisition or merger. SRSplus shall be entitled to terminate this Agreement immediately upon the occurrence of a purported assignment of this Agreement by Partner in violation of this Section 14.3. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of SRSplus and Partner.

   13.4 This Agreement, including all Schedules hereto, contains the entire understanding between Partner and SRSplus relating to the subject matter hereof and supersedes any and all prior or contemporaneous oral or written representations, agreements, understandings and communications with respect to the subject matter hereof. Specifically, and without limiting the generality of the foregoing, this Agreement supersedes and/or terminates, as applicable, any other Registration Services Agreement entered into by the Parties. Neither Party is relying upon any warranties, representations, assurances or inducements not expressly set forth herein. In the event of any conflict between this Agreement and an applicable Schedule, the terms of the applicable Schedule shall control.

   13.5 A waiver by either party hereto of any term or condition of this Agreement must be in writing and in any instance shall not be deemed or construed as a waiver of such term or condition for the future.

   13.6 It is the intention of the parties that if any court shall determine that any provision of this Agreement is unenforceable, such provisions shall not be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

   13.7 This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

   13.8 Neither Party shall be deemed in default hereunder, nor shall it hold the other Party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to earthquake, flood, fire, natural disaster, act of God, war, armed conflict, labor strike, lockout or boycott, provided that the Party relying upon this Section 13.8 (a) shall have given the other Party written notice thereof promptly and, in any event, within five (5) days of discovery thereof and (b) shall take all steps reasonably necessary under the circumstances to mitigate the effects of the force majeure event upon which such notice is based; provided further, that in the event a force majeure event described in this Section 13.8 extends for a period in excess of thirty (30) days in the aggregate, either Party may immediately terminate this Agreement.

   13.9 All notices which either Party is required or may desire to serve upon any other Party shall be delivered to the other Party in accordance with the terms of this Section 13.9.
   (a) All notices to Partner shall be in writing and addressed to Partner at the e-mail or postal address designated by Partner on the Partner Sign-up form. Partner acknowledges and agrees that it is its sole obligation to update and keep current the contact information provided on the Partner Sign-up form. All notices of updates to the Partner Sign-up form shall be provided to SRSplus in accordance with Section 13.9(b). Partner acknowledges and agrees that if an e-mail address is designated on the Partner Sign-up form, all notices shall be deemed served on the date and at the time noted in the e-mail header. If a postal address is designated, any notice may be served personally or by certified mail (postage prepaid), internationally commercially recognized overnight delivery service (Federal Express or DHL) or courier. Any such notice shall be deemed served upon personal delivery or delivery by courier, upon the second business day after the date sent for notices sent via overnight delivery or upon the third business day after the date set for notices sent via certified mail. Partner may change the e-mail or postal address to which notices are to be delivered by providing written notice to SRSplus in accordance with Section 13.9(b).
   (b) All notices to SRSplus shall be in writing and addressed to SRSplus at: TLDS L.L.C., 13861 Sunrise Valley Dr, Suite 300, Herndon, VA 20171, Attn: General Counsel, and TLDS L.L.C., d.b.a. SRSplus, 13861 Sunrise Valley Dr, Suite 300, Herndon, VA 20171, Attn: Business Development. Any notice may be served personally or by certified mail (postage prepaid), internationally commercially recognized overnight delivery service (Federal Express or DHL) or courier. Notice shall be deemed served upon personal delivery or delivery by courier, upon the second business day after the date sent for notices sent via overnight delivery or upon the third business day after the date set for notices sent via certified mail. SRSplus may change the address to which notices are to be delivered by providing written notice to Partner in accordance with Section 13.9(a).

   13.10 The section and paragraph headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, govern, limit, modify or construe the scope or extent of the provisions of this Agreement to which they may relate. Such headings are not part of this Agreement and shall not be given any legal effect.

   13.11 Any press release(s), announcements, publications or other media releases regarding this Agreement shall be mutually agreed upon in writing by the Parties prior to any such release. Except as otherwise provided herein, neither Party shall refer to the other Party or to any offer, product or service of the other Party on its Web site or in any advertisement, newsletter or publication, whether through use of "teaser" copy or in any other manner, without obtaining the other Party's prior written consent to the content of any such reference. Neither Party will make any representations or warranties about the other Party's Web site or the other Party's products or services that the other Party has not first approved in writing. During the Term of this Agreement, neither Party will disparage the other Party, the other Party's Marks, the other Party's Web site, or any of the other Party's products or services, or display any such items in a derogatory or negative manner on its Web site.

SCHEDULE A

DOMAIN NAME REGISTRATION SERVICES

In addition to the terms and conditions in the SRSPlus Partner Agreement (the "Agreement") and other applicable Schedules to the Agreement, the following additional terms and conditions shall apply to any and all purchases of Doman Name Registration Services (as defined below).

A.1 Registration Period. The initial registration period for a Domain Name (a "Domain Name Registration") shall be for between one (1) and ten (10) years or as otherwise mutually agreed to by the parties in writing, and each subsequent renewal period for a Domain Name Registration shall be for between one (1) year and ten (10) years, or as otherwise mutually agreed to by the parties in writing.

A.2 Registration Policies. All Domain Name Registrations are subject to the then current terms and conditions of (a) the applicable policies for the registry operator for each TLD or ccTLD (each individually a "Registry") set forth on the applicable Registry's Web site or Schedule attached hereto ("Registry Policies") and (b) our then current services agreement (the "Service Agreement") set forth on our Web site located at www.SRSplus.com (the "SRSplus Site"). You understand that each Registrant's acceptance of the Service Agreement and the Registry Policies, if applicable, is a condition to the registration of a Domain Name. You may require Registrants using your services to agree to additional terms and conditions, provided that such additional terms and conditions do not conflict with the Service Agreement, the Registry Policies, this Agreement, or any policies set forth on the SRSplus Site.

A.3 Customer Service. You agree to provide customer service, Domain Name Registrations and renewals, billing services and technical support to your Registrants. You agree to inform each of your Registrants when his or her Domain Name Registration is up for renewal at least thirty (30) days prior to the end of the applicable registration term.

A.4 Accuracy of Information. You shall require Registrants to provide accurate and reliable contact information and promptly correct and update such information during the term of their Domain Name Registration. You agree that a Registrant's provision of inaccurate or unreliable information, failure to promptly update information provided to you or failure to respond for over five (5) calendar days (or such other period of time as is set forth in the Service Agreement or Registry's Policies) to inquiries concerning the accuracy of contact information associated with the Domain Name Registration shall be a basis for cancellation of the Domain Name Registration. Such contact information shall include: (a) the full name, postal address, e-mail address, voice telephone number and fax number (if available) of the Registrant, administrative contact, technical contact and billing contact for the Domain Name; and (b) the names of the primary and secondary nameserver for the Domain Name Registration.

A.5 Use of Domain Name Lookup. You will use the Domain Name lookup capability provided by us, in accordance with the license grant set forth in Section 3 of the Agreement to determine if a requested Domain Name is or is not available for registration. You will not use the Domain name lookup capability to (a) allow, enable or otherwise support the transmission of mass unsolicited, commercial advertising or solicitations via direct mail, telephone, facsimile, or e-mail; (b) enable high volume, automated, electronic processes that apply to the SRSplus System for the registration of Domain Names; or (c) enable high volume electronic queries against any SRSplus or Network Solutions, LLC WHOIS Database, and you shall not sell or redistribute any data gathered from any SRSplus or Network Solutions, LLC WHOIS Database.

A.6 Security and Communication. You will ensure that each transmission by you or transaction conducted by you relating to Domain Name Registrations, renewals, modifications, transfers, and communications (each a "Communication") shall be authenticated or encrypted using such protocol as required by us, which protocol may be updated or modified from time to time on reasonable notice to you. You agree to use your password to authenticate every Communication from you to us and restrict disclosure of your password to only those employees and/or agents with a need to know. You agree to notify us within four (4) hours of learning of a breach of your password security or other security breach. Each of us agrees to employ security measures to ensure the security of data exchanged and each of us shall promptly inform the other on detection of any hacking, crawling, compromised passwords or other security breach. You acknowledge that in the event of any dispute concerning the time of the entry of a Domain Name Registration into a Registry's database, the time shown in the applicable Registry's records shall prevail.

A.7 Data Submission to SRSplus Systems. You will submit all data elements specified in the interface to the SRSplus System (or as reasonably specified by us from time to time), including the data elements stated in Section A. 4 above, the Domain Name, the original creation date of the Domain Name Registration, the expiration date of the Domain Name Registration of each Domain Name you submit to us, and, if applicable, the name of Your Partner through which the registration was made. You shall take reasonable precautions to protect all data received from a Registrant or regarding a Domain Name Registration from loss, misuse, unauthorized access or disclosure, alteration or destruction.

A.8 CCTLD Registrations. Partner acknowledges that ccTLD registrations are performed with third-party organizations that operate at the request of or via contract with foreign governments, and as such, changes in government structure or registry contractors may occur, and as a result Domain Name Registrations may be adversely affected. Partner acknowledges and agrees that SRSplus shall not have any liability associated with any ccTLD registration or failure to register a ccTLD Domain Name. Further, SRSplus reserves the right to reject: (a) ccTLD multi-year registration requests where such multi-year registrations are not available through the requested ccTLD Registry; (b) Domain Name record modification request if such modifications are not supported by the applicable ccTLD Registry; and (c) ccTLD Domain Name transfers where such Domain Name transfers are not available through the requested ccTLD Registry.

A.9 Fees and Payments. For each successful Domain Name Registration or renewal, you shall pay us the non-refundable amounts set forth on the table in this Schedule A shown below for each Domain Name you register or renew (collectively, "Registration Fees"). We reserve the right to modify the Registration Fees from time to time, which modifications shall be effective after thirty (30) days notice to you. Prior to accepting Domain Name Registrations, you shall transfer to us a minimum registration fund initial payment of Two Hundred Fifty Dollars (US $250.00) to fund your pre-payment account (the "Registration Fund"). Please see the SRSplus Site for instructions on the acceptable methods you can use to transfer these funds. For each Domain Name you register, renew or transfer through the SRSplus System, your Registration Fund will be debited the applicable Registration Fee set forth in this Schedule A. All Domain Name Registrations, renewals and transfers of TLDs and ccTLDs are available at the flat Registration Fees set forth on Schedule A. You can access a record of your Registration Fund transactions through the SRSplus Site, including your SRSplus balance and debit information. If your Registration Fund reaches zero, further Domain Name Registrations, renewals or transfers will not be processed until such time as you replenish your Registration Fund in the manner set out on the SRSplus Site. You acknowledge and agree that all amounts in your Registration Fund will be automatically forfeited after one (1) year if you have not completed any Domain Name Registration, renewals or transfers.

A.10. Renewals. All Domain Names and certain value-added services registered by you are eligible to be automatically renewed for an additional one (1) year term on their expiration date. If you opt to participate in the auto-renewal process, the applicable Registration Fees for any renewal shall be deducted from your Registration Fund (as defined in Section 5.1 of the Agreement) on the expiration date unless your Registration Fund does not have sufficient funds to pay the applicable Registration Fees, in which case the applicable Domain Name or service may not be renewed until sufficient funds have been deposited into your Registration Fund. Partner acknowledges that if a Domain Name expires it may be unavailable for registration after the expiration date and SRSplus shall not have any liability resulting from its inability to renew an expired Domain Name.

A.11. Termination. If we determine, in our sole discretion, you have breached any provision of this Agreement this Schedule or are engaging in any conduct that breaches or causes us to breach any ICANN regulation, Registry Policies or third party agreements with respect to domain name registrations, we shall have the right to immediately suspend your rights to register, transfer and renew domain names and services. In the event of the termination of this Agreement, you agree that we may contact your Registrants to register, transfer or renew their respective domain names or other products and services.

A.12. Transfer Policy. If a customer transfers a Domain Name Registration to your account (a "Registrar Transfer"), you shall pay us the applicable Registration Fee for such Domain Name Registration for a minimum of one (1) additional year. The additional period for which the Registration Fee is paid will be added to the existing registration term of the Domain Name, provided however that the remaining un-expired registration term cannot exceed ten (10) years. If a Registrar Transfer would extend the existing Domain Name Registration beyond ten (10) years, in such instances you will be required to pay us the applicable Registration Fee for an additional year term, but the un-expired term of the Domain Name Registration will only be increased to a maximum of ten (10) years. You acknowledge and agree that all Registrar Transfers shall be subject to the terms and conditions governing Registrar Transfers as established from time to time by SRSplus and the applicable Registry.

A. 13. Ownership of Information. All information obtained from a Registrant with respect to the Registrant's Application, Domain Name Registration and/or renewal, except the Registrant's credit card information ("Registrant Information") shall be jointly owned by and available to Partner and SRSplus and treated respectively by us in accordance with this Agreement and our respective privacy policies and applicable laws and regulations. You shall be the sole owner of the Registrant's credit card information in accordance with applicable law and credit card issuer rules, regulations and agreements.

A. 14. Privacy Policy.You agree you shall inform each Registrant of the purposes for which any personally identifiable data are intended to be used by you, including: (a) the intended recipients or categories of recipients of the data (including SRSplus and the applicable Registry); (b) which data are obligatory and which data, if any, are voluntary; and (c) how a Registrant can access and, if necessary, correct the data held about them.

A. 15. Registration Fees

TLDs	Domain Name Registration/Renewal Fee per Year	Minimum Term of Registration
.COM	$8.45	1 Year
.NET	$8.45	1 Year
.ORG	$8.45	1 Year
.BIZ	$8.45	1 Year
.INFO	$8.45	1 Year
.NAME	$7.95	1 Year
.CO.UK	$7.95	2 Years
.ME.UK	$7.95	2 Years
.ORG.UK	$7.95	2 Years
.US	$7.95	1 Year
.DE	$14.50	1 Year
.MOBI	$22.50	1 Year
.TV	$35.00	1 Year
.CC	$29.00	1 Year
.WS	$26.00	1 Year
.BZ	$26.00	1 Year
.TC	$26.00	1 Year
.GS	$26.00	1 Year
.MS	$26.00	1 Year
.VG	$26.00	1 Year
.AM	$65.00	1 Year
.FM	$65.00	1 Year
.US.COM	$22.50	1 Year
.UK.COM	$45.00	1 Year
.EU.COM	$22.50	1 Year
.DE.COM	$22.50	1 Year
.LA	$37.50	1 Year
.BR.COM	$45.00	1 Year
.CN.COM	$45.00	1 Year
.GB.COM	$22.50	1 Year
.GB.NET	$45.00	1 Year
.HU.COM	$45.00	1 Year
.JPN.COM	$45.00	1 Year
.KR.COM	$22.50	1 Year
.NO.COM	$45.00	1 Year
.QC.COM	$22.50	1 Year
.RU.COM	$45.00	1 Year
.SA.COM	$45.00	1 Year
.SE.COM	$45.00	1 Year
.SE.NET	$45.00	1 Year
.UK.NET	$45.00	1 Year
.UY.COM	$45.00	1 Year
.ZA.COM	$45.00	1 Year
.IN	$21.00	1 Year
.CO.IN	$21.00	1 Year
.NET.IN	$21.00	1 Year
.ORG.IN	$21.00	1 Year
.FIRM.IN	$21.00	1 Year
.GEN.IN	$21.00	1 Year
.IND.IN	$21.00	1 Year
.ES	$18.00	1 Year
.COM.ES	$18.00	1 Year
.ORG.ES	$18.00	1 Year
.NOM.ES	$18.00	1 Year

SCHEDULE B

SECURITY REGISTRATION SERVICES

In addition to the terms and conditions in the SRSPlus Partner Agreement (the "Agreement") and other applicable Schedules to the Agreement, the following additional terms and conditions shall apply to any and all purchases of Security Registration Services.

B.1. Terms and Conditions. All SSL Certificates are subject to the then current terms and conditions of (a) the Certification Practice Statement ("CPS") set forth on the Network Solutions Reseller SSL Certificates Web site, (b) the Pricing Schedule, and (c) the then current Subscriber Agreement (the "Subscriber Agreement") set forth on the Network Solutions Web site located at http://www.networksolutions.com/legal/SSL-legal-subscriber.jsp (the "Network Solutions Site"), which may be updated from time to time in Network Solution's sole discretion as provided therein. The CPS can also be found at http://www.networksolutions.com/legal/SSL-legal-certification.jsp

B.2. Representations and Warranties. If you wish to resell these SSL Certificate services, you hereby (i) represent, covenant and warrant that you will get each of your customers to agree to the then-current Network Solutions Subscriber Agreement which will be accessible via the Network Solutions Site; and (ii) acknowledge and agree that your usage of such services shall be governed by the pricing as well as the terms and conditions of then-current Partner Program Agreement.

B.3. Private Registration. When you subscribe to SRSPlus Private Registration Service, you will have the ability to (a) display alternate contact information in the public WHOIS database for Your Partner and customers and (b) not display the fax number and NIC Handle associated with the account for the applicable domain name.

By offering the Private Registration Service, you are requesting authorization from Your Partners and customers to process communications directed at them to you at the contact information displayed in the public WHOIS database as follows: (i) E-mail Address. A private e-mail address that will automatically change in the public WHOIS database every ten (10) days is created for the applicable domain name and will be displayed in the public WHOIS database. Messages received at the e-mail address posted in the public WHOIS database will be filtered for SPAM and forwarded to the e-mail address associated with your account for the applicable domain name. Once an e-mail address is removed from the public WHOIS database it will no longer be a valid e-mail address for the receipt messages; (ii) Postal Address. A P.O. Box address in care of SRSPlus will be the postal address displayed in the public WHOIS database for the applicable domain name. You shall have authorization to receive, sort, open, forward, and destroy any and all mail sent to such P.O. Box. Mail received via Certified Mail® or Express Mail™ will be opened and all such mail that can be scanned will be scanned and sent to Your Partner or customers via the e-mail address associated with the account for the applicable domain name. Other terms and conditions governing Private Registration Services for Your Partners and Services are found in the Services Agreement.

You acknowledge and agree that SRSPlus has the absolute right and power, as it deems necessary in its sole discretion, without providing notice and without any liability to you whatsoever, to (a) reveal to third parties the contact information provided by you to SRSPlus in connection with the account for the applicable domain name, (b) populate the public WHOIS database with the registrant's name, primary postal address, e-mail address and/or telephone number as provided by you to SRSPlus, or (c) terminate your subscription to our Private Registration Service: (i) if any third party claims that the domain name violates or infringes a third party's trademark, trade name or other legal rights, whether or not such claim is valid; (ii) to comply with any applicable laws, government rules or requirements, ICANN policies or requirements, subpoenas, court orders, requests of law enforcement or government agencies; or (iii) if any third party threatens legal action against Network Solutions that is related in any way, directly or indirectly, to the domain name, or claims that you are using the domain name registration in a manner that violates any law, rule or regulation, or is otherwise illegal or in violation of a third party's legal rights.

B.4. Pricing

Security Services

Service Fees PER YEAR

Renewal Fees PER YEAR

Minimum Term of Registration

PRIVATE REGISTRATIONS

$5.00

$5.00

1 YEAR

SSL CERTIFICATE SSL BASIC ($50K)

$99.00

$99.00

1 YEAR

SSL CERTIFICATE SSL BASIC ($50K)

$159.00

$159.00

2 YEARS

SSL CERTIFICATE SSL BASIC ($50K)

$219.00

$219.00

3 YEARS

SSL CERTIFICATE SSL PRO ($1M)

$139.00

$139.00

1 YEAR

SSL CERTIFICATE SSL PRO ($1M)

$219.00

$219.00

2 YEARS

SSL CERTIFICATE SSL PRO ($1M)

$309.00

$309.00

3 YEARS

SSL CERTIFICATE SSL WILDCARD ($1M)

$499.00

$499.00

1 YEAR

SSL CERTIFICATE SSL WILDCARD ($1M)

$799.00

$799.00

2 YEARS

SSL CERTIFICATE SSL WILDCARD ($1M)

$1,119.00

$1,119.00

3 YEARS

SITE CONFIRM SEAL ($50K)

$79.00

$79.00

1 YEAR

SITE CONFIRM SEAL ($50K)

$129.00

$129.00

2 YEARS

SITE CONFIRM SEAL ($50K)

$168.00

$168.00

3 YEARS

Schedule C